AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	PAGE OF PAGES
S	1 | 10

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
	06-Aug-2015	SEE SCHEDULE	

6. ISSUED BY CODE W81XWH	7. ADMINISTERED BY (If other than item 6) CODE
USA MED RESEARCH ACQ ACTIVITY 820 CHANDLER ST FORT DETRICK MD 21702-5014	See Item 6

8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code)		
ACELRX PHARMACEUTICALS, INC. 351 GALVESTON DR REDWOOD CITY CA 94063-0000		9A. AMENDMENT OF SOLICITATION NO.
		9B. DATED (SEE ITEM 11)
	X	10A. MOD. OF CONTRACT/ORDER NO. W81XWH-15-C-0046
CODE 5ZVQ4 FACILITY CODE	X	10B. DATED (SEE ITEM 13) 11-May-2015

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer ☐ is extended, ☐ is not extended.

Offer must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods: (a) By completing Items 8 and 15, and returning ____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)

See Schedule

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
X	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(B).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
	D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Modification Control Number: tduvall153788

The purpose of this bilateral modification is to:

1) Remove all funding ($3,490,000.00) from SubCLIN 000103 and update clause 5152.232-9000 to fix an accounting issue. The funds will be reapplied in a future contract modification.
2) Correct DCAA DoDAAC at DFARS 252.232-7006. The cognizant DCAA office is the Silicon Valley Branch Office (DoDAAC: HAA052).
3) Update COR information as a result of new appointment for Andrew J. Atkinson.

All other terms and conditions remain unchanged. See 'Summary of Changes' for details.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	
Timothy E Morris Chief Financial Officer		Barry G. Sayer TEL: EMAIL: barry.g.sayer.civ@mail.mil	
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
[signature] (Signature of person authorized to sign)	8.5.15	BY SAYER.BARRY.GENE.1194663028 (Signature of Contracting Officer)	20150806

EXCEPTION TO SF 30
APPROVED BY OIRM 11-84

30-105-04

STANDARD FORM 30 (Rev. 10-83)
Prescribed by GSA
FAR (48 CFR) 53.243

SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION B - SUPPLIES OR SERVICES AND PRICES

SUBCLIN 000103
The CLIN extended description has changed from:

Funding for CLIN 0001 on PR 0010622458-0001.Amount: $3,490,000.00.Total funded: $10,983,000.00.Remainder to be funded: $6,029,744.49.

To:

The full funding for this subCLIN ($3,490,000.00) has been decremented per PR 0010622458-0003.Amount: $0.00.Total funded: $7,493,000.00.Remainder to be funded: $9,519,744.49..

SECTION C - DESCRIPTIONS AND SPECIFICATIONS

The following have been modified:

RDS (RDTE DILUTE SOLUTIONS)(DEC 2006)(USAMRAA)

(a) The Contractor shall operate in a safe environment, with properly safe equipment and procedures. 'fhis tneans that, at a minimum, the Contractor shall satisfy the RDS-ROTE Dilute Solutions Standard located at http://www.usamraa.army.mil (then click on "Assistance Agreements" then under "Documents" click on "RDS (RDTE Dilute Solutions) Standard (November 2000)."

(b) All RDS disposal shall be addressed prior to expiration of the contract.

(c) Requests for RDS shall be provided, in writing, to the Chief, Safety & Chemical Operations Officer at:

Commander
US Army Medical Research Institute of Chemical Defense
3100 Ricketts Point Road
ATTN: MCMR-CDZ-S
Aberdeen Proving Ground, MD 21010-5400
(410) 436-4433 and fax: (410) 436-3004

with a copy furnished to the Contracting Officer at:

Director
US Army Medical Research Acquisition Activity
820 Chandler Street
ATTN: MCMR-AAA-SD
Fort Detrick, MD 21702-5014
(301) 619-2375

and the Contracting Officer's Representative (COR) at:

US Army Medical Materiel Development Activity

ATTN: Mr. Andrew J. Atkinson
1430 Veterans Way
Fort Detrick, MD 21702-5059
(301) 619-5114

and shall furnish the following information:

Name of the Principal Investigator:
Name(s) and phone number(s) of custodian(s):
Shipment Address:
Contract Number:
RDS, Concent-ation, Amount, Diluent (ifapplicable),
and Specific Activity (if applicable)

SECTION F - DELIVERIES OR PERFORMANCE

The following have been modified:

REPORTING REQUIREMENTS (OCT 2009) (USAMRAA)

Teclmical reporting requirenlents (Programlnatic Line Review, Monthly, Quarterly, and/or Annual/Final Reports) applicable to this award are annotated below:

_______PROGRAMMATIC LINE REVIEW (PLRl

a. The reporting requirements for Telemedicine and Advanced l'echnology Research Center (TATRC) include quarterly, annual and final reports and the Principal Investigator's (PI's) participation in at least one programmatic line review (PLR) for this project each year of the project's period-of-performance.

b. The PI shall prepare for and participate in at least one PLR for this project for each year of the project's telm, at the COR's request. The invitation and format for the programnlatic review will be provided by TATRC at least 90 days prior to the meeting. The meetings will generally be held in the Fort Detrick, Maryland, area, but may occur elsewhere in the U.S. Participation in the PLR will be in lieu of submitting next scheduled Quarterly report required under the award.

XX MONTHLY TECHNICAL PROGRESS REPORTS

a. The contractor shall sublnit a Monthly Technical Progress Report covering work accomplished during each 1nonth of contract performance. It shall be brief, factual, and informal, and shall be prepared in accordance with the following:

(l) Cover containing:

(a) Contract number and title

(b) Type of report, sequence nulnber of report, and period of performance being repolted

(c) Contractor's name, address, and telephone number
(a)

(d) Principal Investigator

(e) Date of publication

(f) Contracting Officer's Representative

(2) Section I - A brief introduction covering the purpose and scope of the research effort.

(3) Section II - A brief description of overall progress to date plus a separate description for each task or other logical segment of work on which effort was expended during the report period. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved.

(4) Section III - Problem Areas

A description of current problems that may in1pede perforn1ance along with proposed corrective

action. (a)

(a)

(b) A description of anticipated problems that have a potential to impede progress and what corrective action is planned should the problem materialize.

(5) Section IV - A description of work to be pe1formed during the next reporting period.

(6) Section V - Administrative Co1nments (Optional) - Description of proposed site visits and participation in technical meetings, journal manuscripts in preparation, coordination with other organizations conducting related work, etc.

(7) Section VI - A Gantt Chart showing actual progress versus scheduled progress.

b. Monthly Technical Progress Reports shall be prepared by the seventh day following the month being repmted, and shall be received within IO days of the report month. The Monthly Technical Progress Repmt shall be submitted to the following addresses:

One Copy: Director
U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTN: MCMR-AAA-SD
820 Chandler Street
Fmt Detrick, MD 21702-5014

One Copy: US Army Medical Materiel Development Activity
ATTN: Mr. Andrew J, Atkinson
1430 Veterans Way
Fort Detrick, MD 21702-5059

________QUARTERLY REPORTS

a. Quarterly reports are the most immediate and direct contact between the Principal Investigator (PI) and the Contracting Officer's Representative (COR). The reports provide the means for keeping this Command advised of developments and problems as the contract effort proceeds. The quarterly reports also provide a measure against which decisions on release of funding and on requests for supplements are 1nade.

b. In accordance with Section C., a Qual terly Report shall be submitted for each three-month period beginning with the effective date of the contract. This requirement includes all three-month periods of the contract.

a.

c. Copies of each report shall be submitted in the quantities indicated to the addresses shown below within fifteen (15) days after the end of each quarter. Internal Government distribution will be made by those offices.

(1) One (l) copy of the report to:

Insert Name and Address of COR

(2) One (1) copy of the report to:

Director
U.S. Army Medical Research Acquisition Activity
ATTN: MCMR-AAA-_(Insert Applicable Office Symbol and Award Number
820 Chandler Street
Fort Detrick, MD 21702-5014

d. The Quaiterly Report sample (See following Quarterly Repmt Format) shall serve as the format. Each item of the report format shall be completed.

QUARTERLY REPORT FORMAT

1. Contract No.________________________2. Report Date____________

3. Reporting period from____________________to____________________

4. PI______________________________5. Telephone No.____________

6. Institution____

7. Project Title____

8. Current staff, with percent effort of each on project.

__________ %______________________ _____%

____________________ % ________ ________ %

9. Contract expenditures to date (as applicable):

This Qtr/Cumulative

This Qtr/Cumulative

Personnel __________/__________Travel________ /__________

Fringe Benefits__________/________ Equipment________ /________

Supplies______________/ __________Other____________________

This Qtr/Cumulative

Subtotal__________________/ __________

Indirect Costs ____________ /____________

Fee ____________________ /____________

Total ____________________ /____________

10. Comments on administrative and logistical matters.

11. Use additional page(s), as necessary, to describe scientific progress for the quarter in terms of the tasks or objectives listed in the statement of work for this contract.

12. Use additional page(s) to present a brief statement of plans or milestones for the next quarter.

FORMAT REQUIREMENTS FOR ANNUAL/FINAL REPORTS

a. Annual reports must provide a complete summary of the research accomplishments to date with respect to the approved Statement of Work. Journal articles can be substituted for detailed descriptions of specific aspects of the research, but the original articles must be attached to the report as an appendix and appropriately referenced in the text. The importance of the report to decisions relating to continued support of the research cannot be over-emphasized. An annual report shall be submitted within 30 calendar days of the anniversary date of the award for the preceding 12-month period. If the award period of perfonnance is extended by the Contracting Officer then an annual report must still be sub1nitted within 30 calendar days of the anniversary date of the award. A final report will be due upon completion of the extended performance date that describes the entire research effort.

b. A final report sul nmarizing the entire research effort, citing data in the annual reports and appended publications shall be submitted at the end of the award performance period. The final report will provide a complete reporting of the research findings. Journal publications can be substituted for detailed descriptions of specific aspects of the research, but an original copy of each publication must be attached as an appendix and appropriately referenced in the text. All final reports must include a bibliography of all publications and meeting abstracts and a list of personnel (not salaries) receiving pay fron1 the research effort.

Although there is no page limitation for the reports, each report shall be of sufficient length to provide a thorough description of the accomplishments with respect to the approved State1nent of Work. Submission of the rep01i in electronic format (PDF or Word file only) shall be submitted to https://ers.amedd.army.m il.

All reports shall have the following elen1ents, in this order:

FRONT COVER: A Sainple front cover is provided at https://mrmc.an1edd.anny.1nil/rrpindex.asp. The Accession Docu1nent (AD) Number should remain blank.

STANDARD FORM 298: A Sample SF 298 is provided at https://mrmc.amedd.army.mil /rrpindex.asp. The abstract in Block 13 must state the purpose, scope, n1ajor findings and be an up-to-date report of the progress in terms of results and significance. Subject tenns are keywords that may have previously assigned to the proposal abstract or are keywords that 1nay be significant to the research. The number of pages shall include all pages that have printed data (including the front cover, SF 298, table of contents, and all appendices). Please count pages carefully to ensure legibility and that there are no missing pages as this delays processing of reports. Page nu1nbers should be typed: please do not hand number pages.

TABLE OF CONTENTS: Sample table of contents provided at https://rnmc.atnedd.army.1nil/rrpindex.asp.

INTRODUCTION: Narrative that briefly (one paragraph) describes the subject, purpose and scope of the research.

BODY: This section of the report shall describe the research accomplishments associated with each task outlined in the approved Statement of Work. Data presentation shall be comprehensive in providing a complete record of the research findings for the period of the repo1i. Provide data explaining the relationship of the most recent findings with that of previously reported findings. Appended publications and/or presentations may be substituted for detailed descriptions of methodology but must be referenced in the body of the report. Ifapplicable, for each task outlined in the Statement of Work, reference appended publications and/or presentations for details of result findings and tables and/or figures. The report shall include negative as well as positive findings. Include problems in acco1nplishing any of the tasks. Statistical tests of significance shall be applied to all data whenever possible. Figures and graphs referenced in the text may be embedded in the text or appended. Figures and graphs can also be referenced in the text and appended to a publication. Recommended changes or future work to better address the research topic may also be included, although changes to the original Statement of Work must be approved by the Army Contracting Officer's Representative. This approval must be obtained prior to initiating any change to the original Statement of Work.

KEY RESEARCH ACCOMPLISHMENTS: Bulleted list of key research accomplishments emanating from this research.

REPORTABLE OUTCOMES: Provide a list of reportable outcomes that have resulted from this research to include:

manuscripts, abstracts, presentations; patents and licenses applied for and/or issued; degrees obtained that are supported by this award; development of cell lines, tissue or serum repositories; infomatics such as databases and animal models, etc.; funding applied for based on work supported by this award; employment or research opportunities applied for and/or received based on experience/training supported by this award.

CONCLUSION: Summarize the results to include the importance and/or implications of the completed research and when necessary, recoml nend changes on future work to better address the problem. A nso what section" which evaluates the knowledge as a scientific or medical product shall also be included in the conclusion of the report.

REFERENCES: List all references pertinent to the report using a standard journal fonnat (i.e. fonnat used in Science, Militaly Medicine, etc.).

APPENDICES: Attach all appendices that contain information that supplements, clarifies or supports the text. Exa1nples include original copies of journal a1iicles, reprints of manuscripts and abstracts, a cu1Ticulum vitae, patent applications, study questionnaires, and surveys, etc.

Pages shall be consecutively numbered throughout the repmt. DO NOT RENUMBER PAGES IN Tiffi APPENDICES.

Mark all pages of the repmt which contain proprietary or unpublished data that should be protected by the U.S. Government. REPORTS NOT PROPERLY MARKED FOR LIMITATION WILL BE DISTRIBUTED AS APPROVED FOR PUBLIC RELEASE. It is the responsibility of the Principal Investigator to advise the U.S.

Army Medical Research and Materiel Command when restricted limitation assigned to a doculnent can be downgraded to Approved for Public Release. DO NOT USE THE WORD "CONFIDENTIAL" WHEN MARKJNG DOCUMENTS.

SECTION G - CONTRACT ADMJNJSTRATION DATA

Accounting and Appropriation

Summary for the Payment Office

As a result of this modification, the total funded amount for this document was decreased by $3,490,000.00 from $10,983,000.00 to $7,493,000.00.

SUBCLTN 000103:

AC: 097201520!60!3000018N l0337374255 R.0014944.4.4 6100.9000021001 A74FG (CTN GFEBS001062245800005) was decreased by $3,490,000.00 from $3,490,000.00 to $0.00

The following have been modified:

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (MAY 2013)

(a) Definitions. As used in this clause--

Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.

Document type means the type of pay1nent request or receiving report available for creation in Wide Area WorkFlow (WAWF).

Local processing office (LPO) is the office responsible for pay111ent certification when payment certification is done external to the entitlement system.

(b) Electronic invoicing. The WAWF system is the method to electronically process vendor payment requests and receiving repmts, as authorized by DFARS 252.232-7003, Electronic Submission **of Pay1nent Requests and Receiving Reports.**

(c) WAWF access. To access WAWF, the Contractor shall--

(l) Have a designated electronic business point of contact in the Syste1n for Award Management at https://www.acquisition.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration **available at this Web site.**

(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training **Course and use the Practice Training Site before submitting payment requests through** WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/.

(e) WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) WAWF payment instructions. The Contractor must use the following infonnation when sublnitting payment requests and receiving reports in WAWF for this contract/order:

(1) Document type. The Contractor shall use the following document type(s).

Invoice as a 'Cost Voucher'.

(Contracting Officer: Insert applicable document type(s). Note: If a "Combo" document type is identified but not supportable by the Contractor's business systems, an "Invoice" (stand-alone) and "Receiving Report" (stand-alone) document type may be used instead.)

(2) Inspection/acceptance location. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.

W806YH

(Contracting Officer: Insert inspection and acceptance locations or "Not applicable".)

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the systenl.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0490
Issue By DoDAAC	W81XWH
Admin DoDAAC	W81XWH
Inspect By DoDAAC	W806YH
Ship To Code	NIA
Ship From Code	NIA
Mark For Code	NIA
Service Approver (DoDAAC)	HAA052
Service Acceptor (DoDAAC)	W806YH
Accept at Other DoDAAC	NIA
LPO DoDAAC	NIA
DCAA Auditor DoDAAC	HAA052
Other DoDAAC(s)	NIA

(*Contracting Officer: Insert applicable DoDAAC infornlation or "See schedule" if multiple ship to/acceptance locations apply, or "Not applicable.")

(4) Payment request and supporting documentation. The Contractor shall ensure a payment request includes appropriate contract line iteln and subline iteln descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. tinlesheets) in support of each payment request.

(5) WAWF elnail notifications. The Contractor shall enter the etnail address identified below in the "Send Additional Email Notifications" field of WAWF once a document is submitted in the system.
andre,v.j.atkinson6.civ@mail. lnil
(2)

(Contracting Officer: Insert applicable email addresses or "Not applicable.")

(g) WAWF point of contact. (1) The Contractor may obtain clarification regarding invoicing in WAWP from the following contracting activity's WAWF point of contact.

(Contracting Officer: Insert applicable information or "Not applicable.")

(2) For technical WAWF help, contact the WAWF helpdesk at 866-618-5988.

(End ofclause)

5152.232-9000 INCREMENTAL FUNDING (November 2014)(USAMRAA)

a. It is estimated that the total cost to the Government for the full performance of this contract for the period of 5111/2015 to 1111012016 will be $17,012,744.49. There have been funds allotted forreimbursement of allowable costs, and applicable fee incurred in the performance of this contract in the amount of only $7,493,000.00. It is estimated that such funded amount shall be sufficient to cover allowable expenses for the period 5111/2015 to 1/1012016. The amount of the funds currently allotted may be increased by the Contracting Officer without fmlher concurrence of the contractor. It is estimated that the remaining funds will be 1nade available in accordance with the following scheduie:

Funding **Source**	**Year**	**Amount**	**Timing**
DHP core	FY15	$3,490,000.00	Aug-2015
DHP JWMRP	FY15	$500,000.00	Sep-2015
DHP core	FY16	$5,529,744.49	Jun-2016
TOTAL	NIA	$9,519,744.49	NIA

b. Pending the availability of additional funds, perfmmance by the contractor shall be governed by the contract clause entitled "Limitation of Funds", FAR 52.232-22.
(End Local Clause)

(End of Summary of Changes)